   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER __, 2001
                                              REGISTRATION NO. 33-______________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                           SOLIGEN TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Wyoming                                    95-4440838
   (State of Incorporation)               (I.R.S. Employer Identification No.)

                             19408 Londelius Street
                          Northridge, California 91524
                     (Address of Principal Executive Office)

                        --------------------------------

                           Soligen Technologies, Inc.
                             1993 STOCK OPTION PLAN
                            (Full Title of the Plan)

                        --------------------------------

                            Yehoram Uziel, President
                           Soligen Technologies, Inc.
                               19408 Londelius St.
                              Northridge, CA 91524
                                 (818) 718-1221
            (Name, Address and Telephone Number of Agent for Service)
                        --------------------------------

                        --------------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
                                            Proposed maximum     Proposed maximum
 Title of securities      Amount to be       offering price         aggregate           Amount of
  to be registered     registered (1)(2)     per share (3)      offering price (3)   registration fee
------------------------------------------------------------------------------------------------------
Common Stock               1,500,000            $0.0775             $116,250               $29.06
------------------------------------------------------------------------------------------------------

        (1) The amount represents the number of shares issuable pursuant to the 1993 Stock Option Plan, as amended, in addition to the 3,490,000 shares previously registered on Registration Statement No. 33-97992, the 1,500,000 shares previously registered on Registration Statement No. 33-62255 and the 1,500,000 shares previously registered on Registration Statement No. 33-46862.

        (2) This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 1993 Stock Option Plan, as amended, as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

        (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and is based on the average of the bid and asked price as of September 26, 2001.

        Soligen Technologies, Inc.'s 1993 Stock Option Plan, as amended (the "Plan") authorizes the issuance of 8,000,000 shares of the Common Stock of Soligen Technologies, Inc. (the "Company") of which 1,500,000 shares are being registered hereunder. A registration statement on Form S-8 registering 3,490,000 shares issuable under the Plan was filed by registrant on October 11, 1995 (File No. 33-97992). A registration statement on Form S-8 registering 1,500,000 shares was filed by the Company on August 26, 1998 (File No. 33-62255). Additionally, a registration statement on Form S-8 registering 1,500,000 shares was filed by the Company on September 28, 2000. As of September 1, 2001, options to purchase 6,380,250 shares of the Company's Common Stock were outstanding, 63,600 shares of the Company's Common Stock had been issued upon exercise of the options granted under the Plan, and options to purchase 1,556,150 shares of the Company's Common Stock were available for future grants under the Plan. Subject to the final paragraph of Item 3 of Part II of this Registration Statement, the contents of the earlier registration statements are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents of Soligen Technologies, Inc. (the "Registrant") previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

            (a) The Registrant's Annual Report on Form 10-KSB for the year ended March 31, 2001, as amended;

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 31, 2001;

            (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10-SB (Reg. No. 1-12694) filed by the Registrant on December 20, 1993, including all amendments and reports filed for the purpose of updating such description.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

        Any statement contained in this Registration Statement or a document incorporated by reference herein shall be deemed superseded or modified for purposes of this Registration Statement to the extent that a statement contained herein, or a statement in any subsequently filed document that is also incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Wyoming Business Corporation Act (the "Act") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership joint venture, trust, employee benefit plan or other entity against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to reasonable expenses (includes attorneys' fees) incurred in connection with a derivative action and requires court approval before there can be indemnification where the person seeking indemnification has been found liable on the basis that he received a financial benefit to which he was not otherwise entitled.

        The Act also provides that a corporation may indemnify a person who is an officer, but not a director, to such extent as may be provided in the corporation's articles, bylaws or by resolution except for derivative actions (other than reasonable expenses incurred in such a proceeding) or liability arising out of conduct that constitutes (i) receipt of a financial benefit to which such officer is not entitled or (ii) an intended harm to the corporation or its shareholders.

        The Company's Bylaws contain an indemnification provision which indemnifies a person made a party to any proceeding because such person is a director, officer, employee or agent of the Company against liability if such person conducted himself in good faith, reasonably believed his conduct was in or not opposed to the best interest of the Company and in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws also provide the Company with authority to advance reasonable expenses to a person seeking indemnification if the individual provides a written affirmation of his good faith belief that the foregoing standard of care was met and a written undertaking to reimburse the advance if it is finally determined that the person did not meet the standard of care.

ITEM 8. EXHIBITS

               Exhibit
               Number        Description
               -------       -----------
               4.1           1993 Stock Option Plan

               4.2           Form of Statutory Stock Option Agreement relating to 1993 Stock Option Plan

               4.3           Form of Nonstatutory Stock Option Agreement relating to 1993 Stock Option Plan

               4.4           Amendments to the 1993 Stock Option Plan

               4.5           1997 Amendments to 1993 Stock Option Plan

               4.6           2000 Amendment to 1993 Stock Option Plan

               4.7           2001 Amendment to 1993 Stock Option Plan

               5.1           Opinion of Garvey, Schubert & Barer regarding legality of the Common Stock being registered

               23.1          Independent Auditor's Consent

               23.2          Consent of Garvey, Schubert & Barer (included in opinion filed as Exhibit 5.1)

               24.1          Power of Attorney of Dr. Mark W. Dowley

               24.2          Power of Attorney of David F. Hadley

               24.3          Power of Attorney of Patrick J. Lavelle

ITEM 9. UNDERTAKINGS

A.      The undersigned hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                  [Remainder of page intentionally left blank.]

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northridge, State of California, on the 27th day of September, 2001.

                                   SOLIGEN TECHNOLOGIES, INC.



                                   By: /s/ Yehoram Uziel
                                      ------------------------------------------
                                         Yehoram Uziel
                                   Its: Chief Executive Officer, President, and Chairman of the Board of Directors

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 27th day of September, 2001.

SIGNATURE                                          TITLE


/s/ Yehoram Uziel                                  Chief Executive Officer, President, Director
------------------------------------
Yehoram Uziel


/s/ Robert Kassel                                  Chief Financial Officer
------------------------------------
Robert Kassel


*/s/ Dr. Mark W. Dowley                            Director
------------------------------------
Dr. Mark W. Dowley


*/s/ David F. Hadley                               Director
------------------------------------
David F. Hadley


*/s/ Patrick J. Lavelle                            Director
------------------------------------
Patrick J. Lavelle


*By /s/ Yehoram Uziel
   ---------------------------------
Yehoram Uziel, Attorney-in-Fact

INDEX TO EXHIBITS

               Exhibit
               Number        Description                                                    Page
               -------       -----------                                                    ----
               4.1           Soligen Technologies, Inc. 1993 Stock Option Plan              *

               4.2           Form of Statutory Stock Option Agreement                       *

               4.3           Form of Nonstatutory Stock Option Agreement                    *

               4.4           Amendments to Soligen Technologies, Inc.
                             1993 Stock Option Plan                                         **

               4.5           1997 Amendments to 1993 Stock Option Plan                      ***

               4.6           2000 Amendment to 1993 Stock Option Plan                       ****

               4.7           2001 Amendment to 1993 Stock Option Plan                       6

               5.1           Opinion of Garvey, Schubert & Barer regarding legality of      7
                             the Common Stock being registered

               23.1          Independent Auditor's Consent                                  8

               23.2          Consent of Garvey, Schubert & Barer (included in opinion
                             filed as Exhibit 5.1)

               24.1          Power of Attorney of Dr. Mark W. Dowley                        9

               24.2          Power of Attorney of David F. Hadley                           10

               24.3          Power of Attorney of Patrick J. Lavelle                        11

* Incorporated by reference to the Registration Statement on Form 10-SB (Reg. No. 1-12694) filed by the Company on December 20, 1993.

** Incorporated by reference to the Registration Statement on Form S-8 (No. 33-97992) filed by the Company on October 11, 1995.

*** Incorporated by reference to the Registration Statement on Form S-8 (No. 33-62255) filed by the Company on August 26, 1998.

**** Incorporated by reference to the Registration Statement on Form S-8 (No. 33-46862) filed by the Company on September 28, 2000.